EXHIBIT 3.3

                            CERTIFICATE OF FORMATION

                                       OF

                               CHS DELAWARE L.L.C.

         This Certificate of Formation of CHS Delaware L.L.C. (the "LLC"), dated as of November 17, 1997, is being duly executed and filed by CHS Delaware, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. ss.18-101, ET SEQ.).

         FIRST. The name of the limited liability company formed hereby is CHS DELAWARE L.L.C.

         SECOND. The address of the registered office of the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                               CHS DELAWARE, INC.

                                               By:______________________________
                                                  Claudio Osorio, President